As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4788120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Jay S. Yoo
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:
Chet A. Fenimore, Esq.
Lowell W. Harrison, Esq.
Hunton & Williams LLP
111 Congress Avenue, Suite 1800
Austin, Texas 78701
(512) 542-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (check one):
Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if a Smaller Reporting Company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of securities to	Amount to be	maximum offering	aggregate offering		Amount of
be registered	registered(1)(2)	price per unit(2)(5)	price		registration fee
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Debt Securities
Rights
Warrants
Depositary Shares(3)
Units(4)
Total	$200,000,000 (2)		$200,000,000	(2)(6)	$11,160 (2)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $200,000,000. Separate consideration may or may not be received for securities that are issued on exercise, conversion or exchange of other securities or that are issued in units.

(2)	In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended, information as to each class of securities to be registered is not specified. In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exercise or in exchange for the securities issued directly under this registration statement.

(3)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in debt securities or shares of common or preferred stock, and will be evidenced by a depositary receipt.

(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.

(5)	The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and is exclusive of accrued interest, distributions, and dividends, if any.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 19, 2009
PROSPECTUS
HANMI FINANCIAL CORPORATION
Up to $200,000,000
Common Stock
Preferred Stock
Debt Securities
Rights
Warrants
Depositary Shares
Units

     We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $200,000,000.
     We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
     At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.
     Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HAFC.”
     Investing in our securities involves risks. Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 5 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.
The date of this prospectus is _______________, 2009

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $200,000,000.
          We may offer the following securities from time to time:
•	common stock;

•	preferred stock;

•	debt securities;

•	rights;

•	warrants;

•	depositary shares; and

•	units.
          We may also issue securities upon conversion or exercise of or in exchange for any of the securities listed above.
          This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
          We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

          The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
          In this prospectus, we refer to common stock, preferred stock, debt securities, rights, warrants, depositary shares and units collectively as “securities.” The terms “we,” “us,” and “our” refer to Hanmi Financial Corporation, and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The terms “our banking subsidiary” or “the Bank” refer to Hanmi Bank, unless otherwise stated or the context otherwise requires.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.
          We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the year ended December 31, 2008 (as amended on April 9, 2009);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (as amended on August 17, 2009), June 30, 2009 and September 30, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on February 5, 2009, February 18, 2009, April 6, 2009 (as amended on April 24, 2009), May 11, 2009, June 2, 2009, June 5, 2009, June 15, 2009, August 3, 2009, August 6, 2009, September 8, 2009, September 15, 2009, October 2, 2009, October 16, 2009 and November 5, 2009; and

•	The description of our capital stock set forth in our registration statement on Form 8-A, and all amendments thereto, filed with the SEC on April 21, 2000.
          These documents contain important information about our business and our financial performance.
          We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
          We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:

David Yang
Investor Relations Officer
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200
          Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website: www.hanmi.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).
          We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copy as set forth above.
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
          This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative such terms and other similar words and expressions of future intent.
          Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements we make or incorporate by reference in this prospectus include, but are not limited to:
•	failure to maintain adequate levels of capital and liquidity to support our operations could effect the ability of the Bank to continue as a going concern;

•	a significant number of our customers failing to perform under their loans and other terms of credit agreements;

•	the effect of regulatory orders we have entered into and potential future regulatory enforcement action against us or the Bank;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	sources of liquidity available to us and to the Bank becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waivers to do so;

•	adverse changes in domestic or global financial markets, economic conditions or business conditions or the effects of pandemic flu;

•	regulatory restrictions on the Bank’s ability to pay dividends to us and on our ability to make payments on Hanmi Financial obligations;

•	significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters and other variables impacting the value of real estate;

•	failure to retain our key employees;

•	failure to maintain our status as a financial holding company;

•	adequacy of our allowance for loan losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	failure to manage our future growth or successfully integrate acquisitions;

•	volatility and disruption in financial, credit and securities markets, and the price of our common stock;

•	deterioration in the financial markets that may result in other-than-temporary impairment charges relating to our securities portfolio;

•	competition in our primary market areas;

•	demographic changes in our primary market areas; and

•	significant government regulations, legislation and potential changes thereto.
          The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANMI FINANCIAL CORPORATION
          We are a Delaware corporation, incorporated on March 14, 2000 for the purpose of becoming a holding company for Hanmi Bank. We became a registered holding company for Hanmi Bank in June 2000, and thereafter have been subject to the Bank Holding Company Act of 1956, as amended, or the “BHCA.” Also in 2000, we elected to become a “financial holding company” under the BHCA.
          We are a diversified financial holding company offering a broad array of financial services through our wholly-owned banking subsidiary, Hanmi Bank, and our wholly-owned insurance agency subsidiaries, Chun-Ha Insurance Services, Inc., or “Chun-Ha,” and All World Insurance Services, Inc., or “All World.” As of September 30, 2009, we had, on an unaudited, consolidated basis, total assets of $3.5 billion, net loans receivable of $2.8 billion, investment securities available for sale of $205.0 million, total deposits of $3.0 billion, and stockholders’ equity of $187.1 million.
          Hanmi Bank, our primary subsidiary, is a state chartered bank that was incorporated under the laws of the State of California on August 24, 1981. Hanmi Bank’s deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereunder, and Hanmi Bank is a member of the Federal Reserve System. Hanmi Bank’s main office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010.
          Hanmi Bank is a community bank, with its primary market including the Korean-American community as well as other communities in the multi-ethnic populations of Los Angeles County, Orange County, San Bernardino County, San Diego County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, California. Hanmi Bank’s full-service offices are strategically located in areas where many of the businesses are owned by immigrants and other minority groups. Hanmi Bank’s client base reflects the multi-ethnic composition of those communities. As of October 31, 2009, Hanmi Bank maintained a network of 27 full-service branch offices in California and two loan production offices in Virginia and Washington.
          Hanmi Bank is engaged in substantially all of the business operations customarily conducted by independent financial institutions in California and the United States, including the acceptance of checking, savings and time deposits and the making of commercial and consumer loans, residential mortgage loans, real estate loans, lease financing, and other installment and term loans. Through Chun-Ha and All World, our insurance subsidiaries, we are also able to offer our customers a wide array of insurance services and products, including life, commercial, automobile, health, and property and casualty insurance.
          Our principal office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, and our telephone number is (213) 382-2200. Our Internet website address is www.hanmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
RISK FACTORS
          An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS
          Unless we otherwise state in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplement to augment our regulatory capital and for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest bearing securities or applied to repay short-term or revolving debt prior to use.
          Based upon our historical and anticipated financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.
RATIOS OF EARNINGS TO FIXED CHARGES
          Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2008 and each of the nine-month periods ended September 30, 2009 and September 30, 2008 are as follows:

	Nine Months Ended
	September 30,				Year Ended December 31,
	2009		2008		2008		2007		2006	2005	2004
	(Dollars in Thousands)

RATIO OF EARNINGS TO FIXED CHARGES:
Excluding Interest on Deposits	—	(1)	—	(2)(3)	—	(2)(5)	—	(2)(7)	8.17	11.38	9.03
Including Interest on Deposits	—	(1)	—	(2)(4)	0.02	(2)(6)	0.72	(2)(8)	1.98	2.47	2.77

Deficiency of Earnings Available to Cover Fixed Charges:
Excluding Interest on Deposits	$89,976		$94,885		$103,448		$36,460		$—	$—	$—
Including Interest on Deposits	$89,976		$94,885		$103,448		$36,460		$—	$—	$—

(1)	Earnings were inadequate to cover total fixed charges, excluding or including interest on deposits.

(2)	Earnings were inadequate to cover total fixed charges due primarily to non-cash goodwill impairment charges of $107.4 million for the nine months ended September 30, 2008, $107.4 million for the year ended December 31, 2008 and $102.9 million for the year ended December 31, 2007.

(3)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, excluding interest on deposits, for the nine months ended September 30, 2008 would have been 1.75. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(4)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, including interest on deposits, for the nine months ended September 30, 2008 would have been 1.15. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(5)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, excluding interest on deposits, for the year ended December 31, 2008 would have been 1.19. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(6)	Excluding the non-cash goodwill impairment charge of $107.4 million, the ratio of earnings to fixed charges, including interest on deposits, for the year ended December 31, 2008 would have been 1.04. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(7)	Excluding the non-cash goodwill impairment charge of $102.9 million, the ratio of earnings to fixed charges, excluding interest on deposits, for the year ended December 31, 2007 would have been 4.00. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.

(8)	Excluding the non-cash goodwill impairment charge of $102.9 million, the ratio of earnings to fixed charges, including interest on deposits, for the year ended December 31, 2007 would have been 1.51. This non-GAAP financial ratio is provided solely for the purpose of presenting comparison data for our operating trends.
          The ratio of earnings to fixed charges is calculated as follows:
Income (Loss) Before Provision for Income Taxes + Fixed Charges
Fixed Charges

          Fixed charges consist of consolidated interest expense, including or excluding the interest expense on deposits as indicated, and one-third of rental expense, net of rental income from subleases, which we estimate is representative of the interest portion of the rental payments. Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in any of the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges presented above.
DESCRIPTION OF CAPITAL STOCK
          The following summary describes the material features and rights of our capital stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated certificate of incorporation and bylaws.
General
          Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, par value $0.001 per share. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of October 31, 2009, there were 51,201,390 shares of our common stock outstanding, held by approximately 345 stockholders of record, and no shares of our preferred stock were outstanding. As of October 31, 2009, 1,205,869 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plan.
Common Stock
          Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding (including holders of our junior subordinated debentures).
          Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.
          Dividends and Other Distributions. Subject to certain regulatory restrictions, we may pay dividends out of our statutory surplus or from certain net profits if, as and when declared by our board of directors. The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available for such dividends. If we issue preferred stock in the future, the holders of that preferred stock may have a priority over the holders of our common stock with respect to dividends.
          We are a bank holding company, and our primary source for the payment of dividends is dividends from our direct, wholly-owned subsidiary, Hanmi Bank. Various banking laws applicable to Hanmi Bank limit the payment of dividends, management fees and other distributions by Hanmi Bank to us, and may therefore limit our ability to pay dividends on our common stock. On August 29, 2008, our board of directors announced its decision to suspend the quarterly cash dividend previously paid on shares of our common stock. The most recent quarterly dividend of $0.03 per share was paid on July 21, 2008. In addition, on November 2, 2009, the board of directors of Hanmi Bank consented to the issuance of a Final Order from the California Department of Financial Institutions that currently restricts the Bank from paying dividends without the prior approval of the department. In addition, on November 2, 2009, Hanmi Financial and Hanmi Bank entered into a Written Agreement that restricts each of Hanmi Financial and Hanmi Bank from paying dividends without the prior approval of the Federal Reserve Bank of San Francisco. Accordingly, our ability to pay dividends will be restricted until these regulatory orders are lifted.

          Under the terms of our trust preferred financings on January 8, 2004, March 15, 2004, and April 28, 2004, respectively, we cannot declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if (1) an event of default under such debt instrument has occurred and is continuing, or (2) if we give notice of our election to begin an extension period whereby we may defer payment of interest on the trust preferred securities for a period of up to twenty consecutive quarterly interest payment periods. In October 2008, our board of directors elected to defer quarterly interest payments on its trust preferred securities until further notice. In addition, we are currently restricted from making payments of principal or interest on our trust preferred securities under the terms of our Written Agreement without the prior approval of the Federal Reserve Bank of San Francisco.
          Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our board of directors may deem relevant.
          Voting Rights. The holders of our common stock currently possess exclusive voting rights on matters that come before our stockholders. Our common stockholders elect our board of directors and act on such other matters as are required to be presented to our stockholders under Delaware law, our amended and restated certificate of incorporation or as may be otherwise presented to our stockholders by our board of directors. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders. There is no cumulative voting in the election of directors.
          Anti-Takeover Provisions. Provisions of our amended and restated certificate of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Hanmi Financial Corporation without negotiation with our board of directors. The effect of these provisions is discussed briefly below.
•	Authorized Stock. The shares of our common stock authorized by our amended and restated certificate of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote. Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Hanmi Financial Corporation.

•	Stockholder Action by Unanimous Written Consent. Our amended and restated certificate of incorporation prohibits stockholder action by written consent. The purpose of this provision is to prevent any person or persons holding the percentage of our voting stock otherwise required to take corporate action from taking that action without giving notice to other stockholders and without satisfying the procedures required by our bylaws to hold a stockholder meeting.

•	Amendment of Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation requires the approval of 66 2/3% of our stockholders to amend certain of the provisions of our amended and restated certificate of incorporation. This requirement is intended to prevent a stockholder who controls a majority of our common stock from avoiding the requirements of important provisions of our amended and restated certificate of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our amended and restated certificate of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of our common stock.
          Business Combination Provisions. Our amended and restated certificate of incorporation elects to be subject to the requirements of Section 203 of the Delaware General Corporation Law.
          Section 203 of the Delaware General Corporation Law generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is defined generally as someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:
•	either the business combination or the transaction that caused the person to become an interested stockholder was approved by the board of directors prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans; or

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.
          In addition to the foregoing, our amended and restated certificate of incorporation contains heightened restrictions on business combinations with an interested stockholder or an affiliate of any interested stockholder, which is defined generally as someone who is the beneficial owner of 10% or more of our capital stock or who is an affiliate of Hanmi Financial Corporation and who, within the past two years, was the beneficial owner of 10% or more of our capital stock, unless:
•	the business combination is approved by the affirmative vote of not less than 66 2/3% of the outstanding shares of voting stock; and

•	the business combination is approved by a majority of the voting power of all outstanding shares of our voting stock, other than shares held by interested stockholders or affiliates of interested stockholders.
          A business combination may also be permitted under our amended and restated certificate of incorporation if a majority of our disinterested directors have approved the business combination and the business combination has been approved by the affirmative vote of our stockholders as required by law. Alternatively, our amended and restated certificate of incorporation permits a business combination if it has been approved by a majority of the voting power of all outstanding shares of our voting common stock and if certain price considerations required by our amended and restated certificate of incorporation have been satisfied.
          The effect of Section 203 of the Delaware General Corporation Law and the business combination provisions of our amended and restated certificate of incorporation could have the effect of preventing the acquisition of control of Hanmi Financial Corporation by an interested stockholder or its affiliate, even though that interested stockholder or its affiliate would otherwise have the ability to engage in the business combination.
          Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.
          Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “HAFC.”
          Transfer Agent. The transfer agent for our common stock is Computershare Limited. The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF SECURITIES WE MAY OFFER
General
          This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights, warrants, depositary shares, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering materials field with the SEC. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
Common Stock
          When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is included with this prospectus under the above section entitled “Description of Capital Stock — Common Stock.”
Preferred Stock
          Our authorized capital stock includes 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, no shares of our preferred stock have been issued or are outstanding. Our amended and restated certificate of incorporation authorizes our board of directors to, without stockholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.
          If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series. This description will include:
•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	conversion or exchange rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
          Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
          The rights of holders of our preferred stock may, subject to the provisions governing such outstanding preferred stock, be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a stockholders’ rights plan or with terms that may discourage a change in control of our company. The ability of our board of directors to designate series and issue shares of preferred stock without further stockholder approval may discourage or make more difficult attempts by others to acquire control of us.
          Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable, convertible or exchangeable. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
          If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.
          Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

          Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors.
          As indicated above, our primary source for the payment of dividends is dividends we receive from our direct, wholly-owned subsidiary, Hanmi Bank. Due to current restrictions on Hanmi Bank’s ability to pay dividends without prior regulatory approval under the Final Order issued by the California Department of Financial Institutions and its Written Agreement with the Federal Reserve Bank of San Francisco, our ability to pay dividends on our preferred stock will be restricted until this Memorandum of Understanding is lifted.
          Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:
•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.
          Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.
          Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock and such holders may have the right to receive an additional amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.
          If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of those series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of those series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
          Voting Rights. The holders of shares of preferred stock will have no voting rights, except:
•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated certificate of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.
          Transfer Agent and Registrar. Unless otherwise stated in the applicable prospectus supplement, the transfer agent for any additional class or series of our preferred stock will be Computershare Limited.

Debt Securities
          When we offer to sell debt securities, we will describe the specific terms of the offering and the debt securities in a supplement to this prospectus.
          We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.
          We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.
          The debt securities will be our direct obligations. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. This description will contain all or some of the following, as applicable:
•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

•	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

•	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

•	any restrictions or condition on the transferability of the debt securities;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee, authenticating or paying agent, transfer agent or registrar, and

•	any other material terms of the debt securities and the applicable indenture.
          The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.
          Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.
          Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.
          Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.
          We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.
Rights
          When we offer to sell rights, we will describe the specific terms of the offering and the rights in a supplement to this prospectus. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
          The prospectus supplement accompanying this prospectus relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the stockholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.
          Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the time designated in the applicable prospectus supplement on the expiration date for the rights provided in the applicable prospectus supplement. After the time designated in the applicable prospectus supplement on the expiration date, all unexercised rights would become void and of no further force or effect.
          Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
          Before the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.
          The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.
Warrants
          When we offer to sell warrants, we will describe the specific terms of the offering and the warrants in a supplement to this prospectus. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
          The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among others:
•	the title and the aggregate number of warrants;

•	the debt securities or stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.
          You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.
          Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.
          The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
Depositary Shares
          When we offer to sell depositary shares, we will describe the specific terms of the offering and the depositary shares in a supplement to this prospectus. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
          We may offer depositary shares representing receipts for fractional interests in debt securities or fractional shares of our common or preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of our common or preferred stock, as the case may be, and would be represented by a depositary receipt.
          The debt securities, common stock or preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of a debt security or share of common or preferred stock, as the case may be represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal or other income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
          The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the debt securities or fractional shares of common or preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts will have the right to exchange them for the final depositary receipts at our expense.

          The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.
Units
          When we offer to sell units, we will describe the specific terms of the offering and the units in a supplement to this prospectus. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
          The prospectus supplement accompanying this prospectus relating to the units we may offer will include specific terms relating to the offering, including, among others:
•	the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and

•	and whether the units will be issued in fully registered or global form.
          The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
          We may sell the securities in any one or more of the following ways:
•	directly to one or more purchasers;

•	through agents;

•	to dealers;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.
          Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:
•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.
          The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
          Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
          We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933.
          If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
          We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Underwriters, dealers and agents may engage in transactions with us, perform services for us in the ordinary course of business.
          Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance, unless the Company’s issued and outstanding common stock at the date of the prospectus supplement is listed on another exchange. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.
          We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
          To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or they are in compliance with an available exemption from the registration or qualification requirement.
LEGAL MATTERS
          Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Hunton & Williams, LLP, counsel to Hanmi Financial Corporation. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements of Hanmi Financial Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth the various expenses, other than underwriting discounts and commissions, in connection with the registration and offering of the securities to which this registration statement relates. All amounts shown are estimates, except the Securities and Exchange Commission’s registration fee.

SEC registration fee	$11,160
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and duplication expenses	*
Trustee fees and expenses	*
Rating agency fees	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	*

*	Fees will depend upon the types of securities offering and the number of issuances, which cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law allows Hanmi Financial Corporation, as a Delaware corporation to eliminate the personal liability of our directors to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director has (i) breached his duty of loyalty, (ii) failed to act in good faith, (iii) engaged in intentional misconduct or knowing violation of law, (iv) authorized the unlawful payment of a dividend or approved an unlawful stock repurchase, or (vi) obtained an improper personal benefit.
          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Hanmi Financial Corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Hanmi Financial Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
          Section 145 further provides that Hanmi Financial Corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Hanmi Financial Corporation to procure judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Hanmi Financial Corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The above-described Delaware limitation of liability provisions may not limit a director’s liability for violation of, or otherwise relieve us or our directors from, the necessity of complying with Federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.
          Article XI of our amended and restated certificate of incorporation eliminates the liability of directors to Hanmi Financial Corporation or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Article VI of our bylaws provides that we shall indemnify our officers and directors and that we may indemnify our employees and agents in substantially the same manner as provided by Sections 102 and 145 of the Delaware General Corporation Law. Article VI of our bylaws also provides that we may purchase and maintain insurance covering certain liabilities of our officers and directors and to ensure the performance of our indemnification obligations as described above. We are authorized to enter into of indemnity contracts and we have provided insurance pursuant to which our officers and directors are indemnified or insured against liability or loss under certain circumstances.
ITEM 16. EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting or Purchase Agreement

3.1	Amended and Restated Certificate of Incorporation of Hanmi Financial Corporation (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 19, 2009)

3.2	Certificate of Second Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of June 29, 2004 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 19, 2009)

3.3	Certificate of Third Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of May 29, 2009 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 19, 2009)

3.4	Bylaws of Hanmi Financial Corporation

3.5	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated November 21, 2007

3.6	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated October 14, 2009

4.1	Specimen Stock Certificate Representing Hanmi Financial Corporation Common Stock (incorporated by reference herein from Hanmi Financial Corporation’s Registration Statement on Form S-4 (No. 333-32770) filed with the SEC on March 20, 2000)

4.2*	Form of Certificate of Designation of Hanmi Financial Corporation for Preferred Stock

4.3*	Specimen Stock Certificate Representing Hanmi Financial Corporation Preferred Stock

4.4	Form of Senior Indenture

4.5*	Form of Senior Debt Security

4.6	Form of Subordinated Indenture

4.7*	Form of Subordinated Debt Security

4.8*	Form of Subscription Rights Certificate

4.9*	Form of Subscription Agent Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

4.12*	Form of Depositary Agreement

4.13*	Form of Depositary Receipt

4.14*	Form of Unit Agreement

4.15*	Form of Unit Certificate

5.1	Opinion of Hunton & Williams LLP

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Assets

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

Exhibit No.	Description
24.1	Powers of Attorney (included in the signature page in Part II of the registration statement)

25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture

*	To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS
A. Rule 415 Offering
          The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) [Intentionally omitted]
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B. Filings Incorporating Subsequent Exchange Act Documents By Reference
          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
H. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-3
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

I. Subsequently Filed Information Required in a Prospectus
          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 18th day of November, 2009.

HANMI FINANCIAL CORPORATION
By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay S. Yoo and Brian E. Cho his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Jay S. Yoo Jay S. Yoo	President and Chief Executive Officer (Principal Executive Officer) and Director	November 18, 2009

By:	/s/ Brian E. Cho Brian E. Cho	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2009

By:	/s/ Joseph Rho Joseph Rho	Chairman of the Board and Director	November 18, 2009

By:	/s/ I Joon Ahn I Joon Ahn	Director	November 18, 2009

Signature		Title	Date

By:	/s/ John A. Hall John A. Hall	Director	November 18, 2009

By:	/s/ Paul Seon-Hong Kim Paul Seon-Hong Kim	Director	November 18, 2009

By:	/s/ Joon Hyung Lee Joon Hyung Lee	Director	November 18, 2009

By:	/s/ William Stolte William Stolte	Director	November 18, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting or Purchase Agreement

3.1	Amended and Restated Certificate of Incorporation of Hanmi Financial Corporation (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 19, 2009)

3.2	Certificate of Second Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of June 29, 2004 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 19, 2009)

3.3	Certificate of Third Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of May 29, 2009 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 19, 2009)

3.4	Bylaws of Hanmi Financial Corporation

3.5	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated November 21, 2007

3.6	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated October 14, 2009

4.1	Specimen Stock Certificate Representing Hanmi Financial Corporation Common Stock (incorporated by reference herein from Hanmi Financial Corporation’s Registration Statement on Form S-4 (No. 333-32770) filed with the SEC on March 20, 2000)

4.2*	Form of Certificate of Designation of Hanmi Financial Corporation for Preferred Stock

4.3*	Specimen Stock Certificate Representing Hanmi Financial Corporation Preferred Stock

4.4	Form of Senior Indenture

4.5*	Form of Senior Debt Security

4.6	Form of Subordinated Indenture

4.7*	Form of Subordinated Debt Security

4.8*	Form of Subscription Rights Certificate

4.9*	Form of Subscription Agent Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

4.12*	Form of Depositary Agreement

4.13*	Form of Depositary Receipt

4.14*	Form of Unit Agreement

4.15*	Form of Unit Certificate

5.1	Opinion of Hunton & Williams LLP

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Assets

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in the signature page in Part II of the registration statement)

25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture

*	To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.